Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Watsco, Inc.

We consent to the use of our reports dated February 26, 2021, with respect to the consolidated financial statements of Watsco, Inc, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

June 7, 2021

Miami, Florida